Exhibit 99.1

Contact:

John Mills, Partner

ICR, Inc.

646-277-1254

ir@nutrisystem.com

John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES SECOND QUARTER 2016 FINANCIAL RESULTS

Company Reports 15% Top-Line Growth and 12th Consecutive Quarter of Year-over-Year Revenue Growth

Company Exceeds Earnings per Share and Adjusted EBITDA Expectations

Fort Washington, PA—July 27, 2016—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the quarter ended June 30, 2016.

Dawn Zier, President and Chief Executive Officer, stated, “We are pleased with the double-digit revenue growth, improved profitability, and gross margin expansion that we delivered in the second quarter. Demand for our products and revenue per customer continue to grow, demonstrating positive consumer reception to our premium products, flexible options, and shakes.”

Ms. Zier added, “We are on track to officially launch the South Beach Diet program for Diet Season 2017 and will continue to bring innovative new products to market in the coming year. These initiatives, coupled with the proven strength of the Nutrisystem brand and our award-winning customer experience, have us well-positioned to capture a larger share of the broader weight loss space and enhance long-term shareholder value.”

The following are key financial highlights for the period. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Second Quarter 2016 Compared to Second Quarter 2015

•	Revenue increased 15% to $149.8 million, compared to $130.3 million.

•	Gross margin increased 190 basis points to 53.9%, compared to 52.0%.

•	Net income increased 33% to $16.1 million, compared to $12.1 million.

•	Diluted income per common share increased 32% to $0.54, compared to $0.41.

•	Adjusted EBITDA increased 33% to $29.9 million, compared to $22.5 million.

•	The Board of Directors has declared a quarterly dividend of $0.175 per share, payable August 18, 2016 to stockholders of record as of August 8, 2016.

Mike Monahan, Chief Financial Officer, commented, “Our second quarter results demonstrate our consistent ability to grow the business while we continue to invest in new longer-term product offerings and portfolio expansion opportunities. As a result of this performance, we are raising the bottom end of our guidance ranges for the full year.”

Third Quarter and Updated Full Year 2016 Guidance

The Company’s third quarter and updated full year 2016 guidance are outlined below. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release along with tables detailing the expected impact of the South Beach and Shake360 initiatives.

•	Third quarter revenue is expected to be in the range of $113 to $118 million, net income between $7.0 and $8.3 million, diluted income per common share between $0.23 and $0.28, and adjusted EBITDA between $15.6 and $17.6 million. This guidance includes $1.8 million of cash operating expense and $0.3 million of amortization expense, or $0.05 per common share expense, for the South Beach Diet and Shake360 initiatives.

•	Full year 2016 revenue is now expected to be in the range of $520 to $532 million compared to previous range of $517 to $532 million, net income between $31.1 and $33.6 million, diluted income per common share between $1.05 and $1.13 compared to previous range of $1.03 to $1.13, and adjusted EBITDA between $66.8 and $70.5 million compared to previous range of $66.0 to $70.5 million. This updated guidance includes $5.5 million of cash operating expense and $1.0 million of amortization expense, or $0.14 per common share expense, for the South Beach Diet and Shake360 initiatives. Nutrisystem’s adjusted diluted income per common share is expected to be $1.19 to $1.27 compared to previous range of $1.17 to $1.27, which excludes the expected impact of the South Beach Diet and Shake360 initiatives.

Conference Call and Webcast

Management will host a conference call to discuss second quarter 2016 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem’s website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 877-870-5176 using replay pin number 13640058.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain adjusted financial measures, which have directly comparable GAAP financial measures as identified in this press release. In this release, EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. EBITDA is provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation. The Company excludes non-cash employee compensation because it is a non-cash expense that is not reflective of the cash expenses of the Company. Adjusted diluted income per share is defined as diluted income per share excluding new program and product initiatives to provide investors with insight into the core operations of the Company. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as third quarter and full year 2016 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s marketing expenditures which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management providers. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leader in the weight loss industry, having helped millions of people lose weight over the course of more than 40 years. The Company’s weight loss solutions include Nutrisystem® My Way®, Fast 5, and Turbo 10, all clinically tested, structured food delivery programs that come with the digital platform NuMi® by Nutrisystem. Additionally, the Company offers multi-day kits and individual products available at select retail outlets. The Company’s current product line offers customers the most meal choices, including more than 150 foods with no artificial colors, flavors or sweeteners. Nutrisystem provides customers the flexibility to align their diet with the US Healthy Eating Meal Pattern, as recommended by the USDA Dietary Guidelines. Plans include comprehensive counseling options from trained weight loss coaches, registered dietitians and certified diabetes educators and can be customized to specific dietary needs and preferences including the Nutrisystem® D® program for people with Type 2 diabetes or pre-diabetes. The Company also owns and operates the South Beach Diet® and Shake360™ brands. For more information, go to NutrisystemNews.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUE	$149,823	$130,261	$311,933	$267,486

COSTS AND EXPENSES:
Cost of revenue	69,142	62,570	147,700	128,439
Marketing	35,588	30,651	94,942	78,314
General and administrative	17,475	16,363	35,037	33,308
Depreciation and amortization	2,978	2,233	5,828	4,457

Total costs and expenses	125,183	111,817	283,507	244,518

Operating income	24,640	18,444	28,426	22,968
INTEREST EXPENSE, net	21	30	34	79

Income before income tax expense	24,619	18,414	28,392	22,889
INCOME TAX EXPENSE	8,501	6,329	9,722	7,861

Net income	$16,118	$12,085	$18,670	$15,028

BASIC INCOME PER COMMON SHARE	$0.55	$0.42	$0.64	$0.52

DILUTED INCOME PER COMMON SHARE	$0.54	$0.41	$0.63	$0.51

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,188	28,627	29,105	28,510
Diluted	29,461	29,072	29,414	29,003
DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$0.35	$0.35

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)

	June 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,687	$6,191
Short term investments	17,274	9,317
Receivables	15,557	18,385
Inventories	22,156	30,530
Prepaid income taxes	0	1,149
Deferred income taxes	1,310	1,192
Other current assets	7,083	10,118

Total current assets	84,067	76,882
FIXED ASSETS, net	32,751	30,849
INTANGIBLE ASSETS, net	14,584	15,084
DEFERRED INCOME TAXES	5,809	6,107
OTHER ASSETS	945	971

Total assets	$138,156	$129,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$28,846	$38,381
Accrued payroll and related benefits	5,290	7,556
Income taxes payable	4,450	0
Deferred revenue	8,269	5,618
Other accrued expenses and current liabilities	7,549	6,126

Total current liabilities	54,404	57,681
NON-CURRENT LIABILITIES	1,910	2,284

Total liabilities	56,314	59,965

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 30,014 at June 30, 2016 and 29,621 at December 31, 2015)	30	29
Additional paid-in capital	47,553	41,392
Treasury stock, at cost, 517 shares at June 30, 2016 and 389 shares at December 31, 2015	(8,302)	(5,672)
Retained earnings	42,486	34,191
Accumulated other comprehensive income (loss)	75	(12)

Total stockholders’ equity	81,842	69,928

Total liabilities and stockholders’ equity	$138,156	$129,893

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,670	$15,028
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,828	4,457
Loss on disposal of fixed assets	104	14
Share–based compensation expense	3,666	3,046
Deferred income tax expense	171	34
Other charges	1	3
Changes in operating assets and liabilities:
Receivables	2,828	(1,841)
Inventories	8,374	5,072
Other assets	3,061	830
Accounts payable	(10,029)	(1,091)
Accrued payroll and related benefits	(2,266)	(1,122)
Deferred revenue	2,651	2,820
Income taxes	5,558	2,443
Other accrued expenses and liabilities	778	(943)

Net cash provided by operating activities	39,395	28,750

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(10,998)	(2,303)
Proceeds from sales of short term investments	3,175	7,251
Capital additions	(6,569)	(4,086)

Net cash (used in) provided by investing activities	(14,392)	862

CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	1,102	1,390
Employee tax withholdings related to the vesting of equity awards	(2,630)	(2,371)
Excess tax benefits from share-based compensation	1,396	1,852
Payment of dividends	(10,375)	(10,208)

Net cash used in financing activities	(10,507)	(9,337)

NET INCREASE IN CASH AND CASH EQUIVALENTS	14,496	20,275
CASH AND CASH EQUIVALENTS, beginning of period	6,191	12,620

CASH AND CASH EQUIVALENTS, end of period	$20,687	$32,895

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$16,118	$12,085	$18,670	$15,028
Interest expense, net	21	30	34	79
Income tax expense	8,501	6,329	9,722	7,861
Depreciation and amortization	2,978	2,233	5,828	4,457

EBITDA	27,618	20,677	34,254	27,425
Non-cash employee compensation expense	2,319	1,838	3,666	3,046

Adjusted EBITDA	$29,937	$22,515	$37,920	$30,471

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Nutrisystem core business	$31,212	$22,515	$40,866	$30,471
South Beach Diet and Shake360(a)	(1,275)	0	(2,946)	0

Adjusted EBITDA	$29,937	$22,515	$37,920	$30,471

(a)	Represents South Beach Diet and Shake360 expenses less depreciation and amortization.

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED DILUTED INCOME PER COMMON SHARE RECONCILIATION TO GAAP GUIDANCE

(Unaudited)

	Three Months Ending September 30, 2016		Year Ending December 31, 2016
	Low	High	Low	High
Adjusted diluted income per share	$0.28	$0.33	$1.19	$1.27
South Beach Diet and Shake360	(0.05)	(0.05)	(0.14)	(0.14)

Diluted income per common share	$0.23	$0.28	$1.05	$1.13

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP GUIDANCE

(Unaudited, in thousands)

	Three Months Ending September 30, 2016		Year Ending December 31, 2016
	Low	High	Low	High
Net income	$6,985	$8,294	$31,131	$33,560
Interest expense, net	35	35	100	100
Income tax expense	3,680	4,371	16,294	17,565
Depreciation and amortization	3,300	3,300	12,400	12,400

EBITDA	14,000	16,000	59,925	63,625
Non-cash employee compensation expense	1,600	1,600	6,875	6,875

Adjusted EBITDA	$15,600	$17,600	$66,800	$70,500

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP GUIDANCE

(Unaudited, in thousands)

	Three Months Ending September 30, 2016		Year Ending December 31, 2016
	Low	High	Low	High
Nutrisystem core business	$17,360	$19,360	$72,300	$76,000
South Beach Diet and Shake360	(1,760)	(1,760)	(5,500)	(5,500)

Adjusted EBITDA	$15,600	$17,600	$66,800	$70,500